Limited Power of Attorney KNOW ALL BY THESE PRESENTS, that the undersigned is required, or may be required in the future, to file reports of changes in beneficial ownership of equity securities of MGIC Investment Corporation (the "Company"). To facilitate the filing of these reports, the undersigned hereby appoints each of Lauren E. Brady, Timothy A. Chrapko, Heidi A. Heyrman, Paula C. Maggio, Brian M. Remington, Leslie A. Schunk and Andrew J. Versnik as the undersigned's attorney-in-fact and agent to (i) apply on behalf of the undersigned for access codes (if necessary) for the EDGAR System, and (ii) sign on behalf of the undersigned and file any Form 3, Form 4, or Form 5 for the undersigned with the Securities and Exchange Commission or any securities exchange. Each of the persons authorized to act as such attorney-in-fact and agent above may do so separately without the concurrence of the other persons. The authority granted hereunder is granted to the person occupying the position specified at the time such authority is exercised. Dated: Signature: Please print or type name: / 41#, 7`;f1 ACKNOWLEDGMENT STATE OF 1/' Je'(•0 COUNTY OF i\Je--(iti 174 gl< Before me, a Notary Public in and for the State of NW' /0/Cf< , on this day personally appeared MO-0-11"./ IY1 , known to me to be the person whose name is subscribed to the foregoing Limited Power of Attorney, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed. Given under my hand and official seal this day of &C fi fo , 2025. (SEAL) By: ,;,/ Notary Public ate of i•--)e-4-) Print Name: 36— /--6/-61 z tet. My commission expires: /0/01M 001 (a LISA A. GRAZIANO NOTARY PUBLIC-STATE OF NEW YORK No. 01GR6381293 Qualified in New York County My Commission Expires 10-01-2026